SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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‘mktg, inc.’
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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75 Ninth Avenue
New York, New York 10011

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

                    The Annual Meeting of the Stockholders of ‘mktg, inc.’ will be held at our principal executive offices, 75 Ninth Avenue, New York, New York 10011, at 9:00 a.m., local New York time, on March 25, 2010 to consider the following matters:

(1)	The election of six directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

(2)	The approval of the ‘mktg, inc.’ 2010 Equity Incentive Plan;

(3)

Granting our Board of Directors discretionary authority to amend our Certificate of Incorporation to effect either a one-for-four reverse stock split, or a one-for-three reverse stock split, as determined by the Board of Directors; and

(4)	The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

                    The Board of Directors has fixed the close of business on February 25, 2010 as the record date for the Annual Meeting. Only stockholders of record at the close of business on February 25, 2010 will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy.

                    The accompanying form of proxy is solicited by the Board of Directors. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

                    Stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card and return it without delay in the enclosed postage prepaid envelope or vote by telephone or on the Internet by following the instructions on the enclosed proxy card. Your proxy will not be used if you are present and prefer to vote in person or if you revoke the proxy.

By Order of the Board of Directors

James R. Haughton
Secretary

February _, 2010

75 Ninth Avenue
New York, New York 10011

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MARCH 25, 2010

          This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of ‘mktg, inc.’, a Delaware corporation, for use at the Annual Meeting of Stockholders of ‘mktg, inc.’ and for any adjournments or postponements thereof (the “Annual Meeting”) to be held at our principal executive offices, 75 Ninth Avenue, New York, New York 10011, at 9:00 a.m., local New York time, on March 25, 2010, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A Board of Directors’ Proxy for the Annual Meeting is enclosed, by means of which you may vote as to the proposals described in this Proxy Statement. You may also vote by Internet or telephone by following the instructions on the Proxy.

          All Proxies which are properly completed, signed and returned to us or voted by Internet or telephone prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the stockholder’s instructions. In the absence of instructions, shares represented by such Proxy will be voted:

FOR the election as Directors of the nominees of the Board of Directors;

FOR the approval of the ‘mktg, inc.’ 2010 Equity Incentive Plan; and

FOR the approval of granting the Board of Directors discretionary authority to amend our Certificate of Incorporation to effect either a one-for-four reverse stock split, or a one-for-three reverse stock split, as determined by the Board of Directors.

          The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters in accordance with their best judgment. A stockholder may revoke his or her Proxy at any time before it is exercised by filing with the Secretary of the Company at our principal executive offices at 75 Ninth Avenue, New York, New York 10011, either a written notice of revocation or a duly executed Proxy bearing a later date, or by attending in person at the Annual Meeting and expressing a desire to vote his or her shares in person.

          This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, Proxy and Annual Report on Form 10-K for the fiscal year ended March 31, 2009 (“Fiscal 2009”), are being sent to stockholders on or about March __, 2010.

VOTING SECURITIES

          February 25, 2010 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of that date, we had outstanding 8,594,099 shares of Common Stock, $.001 par value, excluding treasury shares, and 2,500,000 shares of Series D Convertible Participating (“Series D Preferred Stock”) convertible into 5,319,150 shares of Common Stock. The presence, in person or by proxy, of stockholders entitled to cast a majority of votes which stockholders are entitled to cast on a particular matter at the Annual Meeting will constitute a quorum for the Annual Meeting.

          Holders of Common Stock are entitled to one vote for each share owned upon all matters to be considered at the Annual Meeting. Holders of Series D Preferred Stock are entitled to vote on an as-converted to Common Stock basis with the holders of the Common Stock as if they were a single class on all matters submitted to a vote of the holders of Common Stock, except for those matters required by law or the certificate of designations designating the Series D Preferred Stock to be submitted to a separate class vote of the holders of the Series D Preferred Stock. Pursuant to the certificate of designations designating the Series D Preferred Stock, the holders of the Series D Preferred Stock are entitled to a separate class vote, entitling them to one vote for each share of Series D Preferred Stock held by them, with respect to approval of the 2010 Equity Incentive Plan and the reverse stock proposal. The holders of the Series D Preferred Stock as a class also have the right to designate two members of our Board of Directors.

          Under Delaware law, abstentions and broker non-votes are treated as present for the purpose of determining a quorum present at the Annual Meeting; however, broker non-votes will be considered not to represent voting power present at the Annual Meeting, while abstentions will be considered to represent voting power present at the Annual Meeting. A “broker non-vote” occurs when a broker or other nominee indicates on the Proxy that it does not have discretionary authority to vote on a particular matter.

          Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares of Common Stock and Series D Preferred Stock (voting together with the holders of the Common Stock on an as converted to Common Stock basis), present in person or represented by proxy and entitled to vote on the election of Directors. Votes withheld from the election of directors are excluded entirely from the vote and will have no effect. There is no cumulative voting in the election of Directors.

          The vote required under Delaware law to approve the 2010 Equity Incentive Plan is a majority of the shares of Common Stock and Series D Preferred Stock (voting together with the holders of the Common Stock on an as converted to Common Stock basis), represented in person or by proxy at the Annual Meeting entitled to vote. In addition, pursuant to the certificate of designations designating the Series D Preferred Stock, the affirmative vote of a majority of the outstanding shares of Series D Preferred Stock, voting together as a single class, is required to approve the 2010 Equity Incentive Plan. Broker non-votes will have no effect on this proposal and abstentions will have the effect of negative votes with respect to this proposal.

          Under Delaware law, the affirmative vote of a majority of the outstanding shares of Common Stock, voting as a single class, is required for approval of the proposal granting the Board of Directors discretionary authority to amend our Certificate of Incorporation to effect a reverse stock split. In addition, pursuant to the certificate of designations designating the Series D Preferred Stock, the affirmative vote of a majority of the outstanding shares of Series D Preferred Stock, voting together as a single class, is required to approve this proposal. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information as of February 16, 2010 with respect to stock ownership of (i) those persons or groups known to us to beneficially own more than 5% of our outstanding Common Stock, (ii) each of our Directors and executive officers named in the summary compensation table found elsewhere in this Proxy Statement, and (iii) our Directors and executive officers as a group. Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares.

	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)

(i)	Beneficial Owners of More Than 5% of the Common Stock (Other Than Directors, Nominees and Executive Officers)

	UCC-mktg Investment, LLC	4,537,234	(2)	34.5%
	UCC-mktg Partners, LLC
	c/o Union Capital Corporation
	445 Park Avenue, 14th Floor
	New York, NY 10022

	James C. Marlas	4,724,393	(3)	35.5%
	c/o Union Capital Corporation
	445 Park Avenue, 14th Floor
	New York, NY 10022

	Rutabaga Capital Management	755,573	(4)	8.8%
	64 Broad Street, 3rd Floor
	Boston, MA 02109

	Aquifer Capital Group, LLC	532,763	(5)	6.2%
	Adam M. Mizel
	460 Park Avenue, Suite 2101
	New York, NY 10022

	John P. Benfield	462,248		5.4%
	63 Murray Ave.
	Port Washington, NY 11050

	Donald A. Bernard	501,648		5.8%
	85 Tintern Lane
	Scarsdale, NY 10583

	Thomas E. Lachenman	435,698	(6)	5.1%
	7788 White Road
	Rising Sun, Indiana 47040

	Brian Murphy	523,359		6.1%
	16 Beach Lane
	Westhampton Beach, New York 11978

	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)

(ii)	Directors, Nominees and Executive Officers

	Charles Horsey	751,242	(7)	8.5%
	c/o mktg, inc.
	75 Ninth Avenue
	New York, NY 10011

	Marc C. Particelli	1,080,655	(8)	11.7%
	c/o mktg, inc.
	75 Ninth Avenue
	New York, NY 10011

	Gregory J. Garville	4,537,234	(2)	34.5%
	c/o Union Capital Corporation
	445 Park Avenue, 14th Floor
	New York, NY 10022

	Arthur G. Murray	0	(9)	*
	c/o Union Capital Corporation
	445 Park Avenue, 14th Floor
	New York, NY 10022

	Elizabeth Black	0		*
	c/o mktg, inc.
	75 Ninth Avenue
	New York, NY 10011

	Richard L. Feinstein	0		*
	c/o mktg, inc.
	75 Ninth Avenue
	New York, NY 10011

	James R. Haughton	55,604	(10)	*
	c/o mktg, inc.
	75 Ninth Avenue
	New York, NY 10011

(iii)	All Directors and Executive Officers as a Group (7 persons)	6,424,735	(11)	45.7%

*	Less than 1%.

(1)

All information was determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission or otherwise available to us, and based on 8,594,099 shares of Common Stock outstanding on February 16, 2010.

(2)

Based solely on a Schedule 13D filed with the SEC on December 17, 2009. Consists of 4,537,234 shares of Common Stock issuable upon conversion of 2,132,500 shares of Series D Preferred Stock held directly by UCC-mktg Investment, LLC, which is managed by UCC-mktg Partners, LLC (“UCC Partners”). Gregory J. Garville and James C. Marlas, as Managing Directors and members of UCC Partners, share voting and investment control over these shares. Does not include 2,095,200 shares of Common Stock issuable upon exercise of warrants held by UCC-mktg Investment, LLC, which are not exercisable until June 13, 2010.

(3)

Based solely on a Schedule 13D filed with the SEC on December 17, 2009. Consists of shares of Common Stock held directly by UCC-mktg Investment, LLC as disclosed in note (2) above, as well as (i) 152,159 shares of Common Stock owned by the James C. Marlas 2007 Charitable Remainder UniTrust, of which Mr. Marlas and his wife are the lifetime beneficiaries and Mr. Marlas is the sole trustee; (ii) 15,000 shares of Common Stock owned by the James C. Marlas Revocable Trust dated 11/09/07, of which Mr. Marlas is the sole owner and beneficiary; and (iii) 20,000 shares of Common Stock owned by an individual retirement account for the benefit of Mr. Marlas. Does not include 2,095,200 shares of Common Stock issuable upon exercise of warrants held by UCC-mktg Investment, LLC, which are not exercisable until June 13, 2010.

(4)	Based solely on a Schedule 13G/A filed with the SEC on February 9, 2010.

(5)	Based solely on a Schedule 13D initially filed with the SEC on July 21, 2008 and amended by an amendment filed with the SEC on April 30, 2009.

(6)

Includes 325,698 shares of Common Stock registered in the name of OG Holding Corporation Liquidation Trust. Mr. Lachenman is the trustee of OG Holding Corporation Liquidation Trust and owns the entire interest of the trust in the shares of Common Stock held by the trust.

(7)

Includes 332,326 shares of Common Stock held of record by 3 For All Partners LLC. Mr. Horsey is the chief executive officer and holder of 55% of the membership interests of 3 For All Partners LLC. Also includes 186,047 shares of restricted stock that are subject to forfeiture, and 212,766 shares of Common Stock issuable upon conversion of 100,000 shares of Series D Preferred Stock. Does not include warrants to purchase 98,251 shares of Common Stock which are not exercisable until June 13, 2010.

(8)

Includes 165,000 shares of Common Stock issuable upon exercise of immediately exercisable options, 478,723 shares of Common Stock issuable upon conversion of 225,000 shares of Series D Preferred Stock, and 14,300 shares of Common Stock owned by Mr. Particelli’s IRA. Does not include Common Stock issuable upon conversion of 225,000 shares of Series D Preferred Stock owned by the Marc C. Particelli 2006 Family Trust (the “Trust”) or 1,500 shares of Common Stock owned by the Trust. The beneficiaries of the Trust are Mr. Particelli’s children, and Mr. Particelli’s wife is a trustee of the Trust. Mr. Particelli disclaims beneficial ownership of the shares held by the Trust. Also does not include warrants to purchase 221,064 shares of Common Stock which are not exercisable until June 13, 2010.

(9)	Mr. Murray is a director and member of UCC Partners and disclaims beneficial ownership of the shares held by it.

(10)	Includes 45,000 shares of restricted stock subject to forfeiture.

(11)

Includes 5,281,915 shares of Common Stock issuable upon conversion of Series D Preferred Stock, 210,000 shares of Common Stock issuable upon exercise of immediately exercisable options and warrants and 241,651 shares of restricted stock subject to forfeiture.

Change in Control

          On December 15, 2009, we closed a financing in which we issued $2.5 million in aggregate principal amount of Senior Secured Notes, $2.5 million in aggregate stated value of Series D Preferred Stock initially convertible into 5,319,149 shares of Common Stock, and Warrants to purchase 2,456,272 shares of our Common Stock. The financing was led by UCC-mktg Investment, LLC, an investment vehicle organized by Union Capital Corporation, which purchased approximately 85% of the securities issued in the financing. Following the financing, assuming the full conversion of all Series D Preferred Stock and exercise of all Warrants issued to investors in the financing, Union Capital is the beneficial owner of approximately 41% of our outstanding shares of Common Stock and, as a result, may be deemed to have acquired control of us.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

          A Board of six Directors is to be elected at the Annual Meeting, each to serve, subject to the provisions of our By-Laws, until the next Annual Meeting of the Stockholders and until his or her successor is duly elected and qualified. The Board of Directors believes that the nominees named below are willing to serve as Directors. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.

          The Board of Directors recommends a vote FOR the election of the nominees named below as Directors of the Company.

          The following table sets forth information with respect to each nominee for Director and each of our executive officers.

NOMINEES

Marc C. Particelli Age: 65 Director since February 2005; Chairman of the Board

Chairman of the Board of ‘mktg, inc.’ since July 12, 2006, and its interim President and Chief Executive Officer from July 12, 2006 until October 9, 2006. Mr. Particelli was the Chief Executive Officer of Modem Media, an interactive marketing services firm, from January 1991 until its acquisition by Digitas Inc. in October 2004, and more recently, from August 2005 until March 2006, he was the Chief Executive Officer of TSM Corporation, a telecommunications company serving the Hispanic market. Earlier, Mr. Particelli was a partner at Oak Hill Capital Management, a private equity investment firm, and managing director at Odyssey Partners L.P., a hedge fund. Prior to entering the private equity business, Mr. Particelli spent 20 years with Booz Allen where he helped create the Marketing Industries Practice and led its expansion across Europe, Asia and South America. Mr. Particelli also currently serves as a director of and investor in several private companies, and as an advisor to several private equity firms. Mr. Particelli presently serves as a director of Pacifichealth Laboratories, Inc. and Rewards Network Inc.

Charles Horsey Age: 42 Director since March 2009; President

Mr. Horsey has served as our President since March 1, 2009, previously served as our Chief Operating Officer from December 22, 2008, and originally joined us as an Executive Vice President on June 30, 2008 upon our acquisition of 3 For All Partners, LLC d/b/a mktgpartners (“mktgpartners”). Mr. Horsey helped found mktgpartners in 2003 and served as its Chief Executive Officer from January 2007 until it was acquired by us. Previously, from 1992 until co-founding mktgpartners, Mr. Horsey held various positions in the Contemporary Marketing division of Clear Channel Communications, Inc., culminating with his appointment as Chief Executive Officer of that division.

Elizabeth Black Age: 65 Director since January 2010

President of Change for Results, a human resources consulting firm she founded in July 2006. From January 2000 until founding Change for Results, she served as Director of Learning and Vice President – Human Resources of Keane, Inc., an IT services firm. Ms. Black has been a human resources and organizational effectiveness consultant for over 25 years.

Richard L. Feinstein Age: 66 Director since January 2010

Retired partner of KPMG LLP, and currently a private consultant providing management and financial advice to clients in a variety of industries. From April 2004 to December 2004, Mr. Feinstein, as a consultant, served as Chief Financial Officer for Image Technology Laboratories, Inc., a developer and provider of radiological imaging, archiving and communications systems. From December 1997 to October 2002, Mr. Feinstein was a Senior Vice President and Chief Financial Officer for The Major Automotive Companies, Inc., formerly a diversified holding company, but now engaged solely in retail automotive dealership operations. Mr. Feinstein also serves as a director of EDGAR Online, Inc. Mr. Feinstein, a certified public accountant, received a B.B.A. degree from Pace University.

Gregory J. Garville(1) Age: 57 Director since December 2009

Mr. Garville has been the President of Union Capital Corporation since 1998, having joined Union Capital in 1983 as Director of Corporate Development. Mr. Garville began his career as a staff accountant with Union Carbide Corporation and held financial positions with the Rank Group Plc. and ENI. During his tenure at Union Capital, he has completed over 30 leveraged buy out transactions and managed portfolio investments in the advertising, marketing services, commercial and digital printing, direct mail, importing and distribution industries.

Arthur G. Murray(1) Age: 65 Director since December 2009

Mr. Murray has been affiliated with Union Capital Corporation for over 40 years, and has been its Managing Director since 2002. He has spent his entire career in the consumer products industry, with over 25 years of general management experience leading companies in size from $15 million to $700 million in sales. He was with Sunshine Biscuits (Cheez-It Crackers, Hydrox Cookies) for 11 years, and served as its President and CEO until its sale to Keebler.

EXECUTIVE OFFICERS

James R. Haughton Age: 50 Senior Vice President – Controller (principal accounting officer)

Mr. Haughton, a Certified Public Accountant, has been employed by us in our finance and accounting department since November 2007, and has been our Senior Vice President – Controller since March 1, 2009. Previously, from October 2005 to June, 2007 Mr. Haughton was the Chief Financial Officer of National Retail Services, Inc., a full service provider of merchandising and retail marketing services. Prior to that, from January 2002 to October 2005, Mr. Haughton was a regional Chief Financial Officer at Euro-RSCG Worldwide, a global advertising and communications company.

(1)

Messrs. Garville and Murray were appointed to the Board as the nominees of the holders of the Series D Preferred Stock. Pursuant to the certificate of designations designating the Series D Preferred Stock, so long as at least 25% of the shares of Series D Preferred Stock issued at the closing of the December 2009 financing are outstanding, the holders of the Series D Preferred Stock as a class have the right to designate two members of the Board of Directors, and so long as at least 15% but less than 25% of the shares of Series D Preferred Stock issued at the closing are outstanding, the holders of the Series D Preferred Stock will have the right to designate one member of our Board of Directors.

Director Independence

          The Board of Directors has determined that each of Elizabeth Black, Richard L. Feinstein and Marc C. Particelli is an “independent director” as defined in Nasdaq Listing Rule 5605(a)(2). The Board of Directors has also determined that each of the members of its Audit, Compensation and Nominating Committees meets the independence requirements applicable to those committees prescribed by the Nasdaq listing standards and the Securities and Exchange Commission, as currently in effect. Because we have six directors, three of whom are independent, and an Audit Committee of two members, we are not in compliance with Nasdaq Listing Rule 5605, which requires that we have a majority of independent directors and an Audit Committee consisting of three directors. However, pursuant to Nasdaq’s Listing Rules, we have a cure period lasting until July 20, 2010 (assuming our Annual Meeting is held March 25, 2010) to regain compliance with Nasdaq Listing Rule 5605. We may regain compliance with this rule by appointing a fourth independent director to our Board who would also serve on our Audit Committee.

Committees of the Board of Directors

          The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating Committee. The primary responsibilities of each of these committees and their members are listed below.

Audit Committee

          The Audit Committee is composed of Richard L. Feinstein (Chairman), and Elizabeth Black. The Audit Committee oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of our independent auditors’ audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of our quarterly financial statements but is not responsible for their content. The Board of Directors has determined that Richard L. Feinstein is an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K.

          The Audit Committee operates pursuant to a charter which has been duly adopted by the Board of Directors. A copy of the charter can be viewed on our website at http://www.mktg.com.

AUDIT COMMITTEE REPORT

          The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, including the Company’s internal controls, the quality of its financial reporting and the independence and performance of the Company’s independent registered public accounting firm.

          Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States and discuss with management any issues that they believe should be raised with management.

          The Audit Committee reviewed the Company’s audited financial statements for Fiscal 2009 which were included in the Company’s Annual Report on Form 10-K for Fiscal 2009, and met with both management and ParenteBeard LLC, the Company’s registered public accounting firm, to discuss those financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

          The Audit Committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee also received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors of the Company that the Company’s audited financial statements for Fiscal 2009 be included in the Company’s Annual Report on Form 10-K for Fiscal 2009 for filing with the Securities and Exchange Commission.

          The members of the Audit Committee at the time the Company’s audited financial statements for Fiscal 2009 were approved for inclusion in the Company’s Annual Report on Form 10-K and filing with the Securities and Exchange Commission subsequently resigned and were replaced by the current members of the Audit Committee.

Compensation Committee

          The Compensation Committee, composed of Elizabeth Black (Chairman), and Richard L. Feinstein, is responsible for determining the compensation packages of our executives. The Compensation Committee of the Board of Directors acts on behalf of the Board to review, adopt and oversee our compensation strategy, policies, plans and programs including:

•

establishment of corporate and individual performance objectives relevant to the compensation of executive officers, other senior management and directors and evaluation of performance in light of these stated objectives;

•	review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the President, other executive officers and directors; and

•	administration of our equity compensation plans.

          The Company, on behalf of the Compensation Committee, from time to time retains the services of an outside compensation consultant to review and make recommendations with regard to executive compensation.

          The Compensation Committee operates pursuant to a charter which has been duly adopted by the Board of Directors. A copy of the charter can be viewed on our website at http://www.mktg.com.

Compensation Committee Interlocks and Insider Participation

          None of the current members of the Compensation Committee have been, or are, an officer or employee of the Company. During Fiscal 2009, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving as a member of our Board of Directors.

Nominating Committee

          The Nominating Committee, composed of Elizabeth Black and Richard L. Feinstein, is responsible for, among other things, identifying individuals qualified to become Board members, and recommending to the Board individuals for nomination as members of the Board. The Nominating Committee operates pursuant to a charter which can be viewed on our website at http://www.mktg.com

          The Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrating excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Committee retains the right to modify these qualifications from time to time. Candidates for director nominees will be reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Committee will consider diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee will review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Committee will also determine whether the nominee must be independent for Nasdaq purposes, which determination will be based upon applicable Nasdaq listing standards, applicable Securities and Exchange Commission rules and regulations and the advice of counsel, if necessary. The Committee will use the Board’s and management’s network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee will meet to discuss and consider such candidates’ qualifications and selects a nominee by majority vote.

          The Nominating Committee will consider director candidates recommended by stockholders. The Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: 75 Ninth Avenue, New York, New York 10011, not less than six months prior to any meeting at which directors are to be elected. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our Common Stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

          Stockholders who wish to nominate a person for election as a director (as opposed to making a recommendation to the Nominating Committee) must follow the procedures described in Section 3.13 of our By-Laws.

Attendance at Board and Committee Meetings

          During Fiscal 2009, the Board of Directors held seven meetings and acted by unanimous written consent three times, the Audit Committee held six meetings, the Compensation Committee held two meetings and acted by unanimous written consent once, and the Nominating Committee acted by unanimous written consent once. During Fiscal 2009, each director attended or participated in 75% or more of the meetings of the Board of Directors and the meetings held by all committees of the Board of Directors on which such director served.

          It is our policy to encourage each director to attend the annual meeting of stockholders. The Board of Directors generally schedules a meeting on the day of the annual meeting of stockholders and directors therefore typically attend the annual meeting of stockholders. All of the Company’s directors then in office were present at the 2008 Annual Meeting of Stockholders held on September 18, 2008.

Stockholder Communication with the Board of Directors

          Stockholders may send communications to the Board of Directors as a whole, any Committee or group of directors or a single director. Such communications may be sent to the Board of Directors (or a Committee, group or member thereof), c/o Corporate Secretary, 75 Ninth Avenue, New York, New York 10011. The Secretary will receive the correspondence and, unless such communications are irrelevant or inappropriate (such as advertisements and hostile communications) will forward it to the entire Board of Directors or to any individual director or group or Committee of directors to whom the communication is directed, as appropriate.

Code of Conduct

          We maintain a Code of Conduct that is applicable to all of our employees, including our President and Chief Financial Officer. The Code of Conduct, which satisfies the requirements of a “code of ethics” under applicable Securities and Exchange Commission rules, contains written standards that are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely and understandable public disclosures and communications, including financial reporting; compliance with applicable laws, rules and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the code.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

          The Compensation Committee of the Board of Directors, under its charter, is charged with, among other things, determining the cash and non-cash compensation of our executive officers, and exercising the authority of the Board of Directors with respect to the administration of our stock-based and other incentive compensation plans.

          Our compensation arrangements with those persons who served as our executive officers for all or part of Fiscal 2009 primarily reflect the individual circumstances surrounding the applicable executive officer’s hiring or appointment, as reflected in the employment agreements we entered into with those persons. The foregoing information is intended to provide context for the discussion that follows regarding our compensation arrangements with those persons who served as our executive officers for all or part of Fiscal 2009.

Compensation Philosophy and Guiding Principles

          Our compensation programs are designed to align compensation with business objectives and performance metrics, enabling us to reward executives and other key employees who contribute to and maximize shareholder value. Our compensation strategy will utilize multiple compensation vehicles to balance institutional affordability and the ability to hire and retain top talent. Consistent with the foregoing, the Compensation Committee subscribes to the following principles:

•	We believe that the most effective compensation strategies are simple in design, straightforward in application and easy to communicate to management, investors and participants.

•	We will reward key talent who directly contribute to the achievement of our core business objectives, based upon evaluation of specific, measurable performance goals.

•

We believe that an incentive compensation award should be first dependent upon the profitability and performance of the company and second upon an individual’s achievement of measurable personal goals that are directly aligned with the company’s strategic and operational goals.

•	We believe that base salary should be the fixed portion of executive compensation and should be used to compensate individuals for expected, day-to-day performance.

•

We believe that the variable portion of executive compensation should consist of cash and equity (or equity-like) incentives, to be determined annually and tied directly to performance measures and executive retention.

Role of Management Officers in Compensation Decisions

          The Committee makes all compensation decisions for executive officers. The President, together with other members of management, evaluate the performance of executive officers (other than the President), and the President then makes recommendations to the Committee with respect to annual salary adjustments, annual cash bonus awards and restricted stock grants. The Committee can exercise its discretion in modifying any recommended salary adjustments or discretionary cash or equity-based awards to executives.

Principal Components of Compensation of Our Executive Officers

          The principal components of the compensation paid to our executive officers consist of:

•	base salary;

•	cash bonuses; and

•	equity compensation, generally in the form of restricted stock.

Allocation and Objectives of Compensation

          The Committee has established the following policies and guidelines with respect to the mix of base salary, cash bonus and equity awards to be paid or awarded to our executive officers.

•	Target cash bonus for our senior executives of up to 40% of base salary for the achievement of objectives established by the Committee and the Board of Directors;

•

Target cash bonus for other officers and senior management equal to 30% of the base salary of each such person for the achievement of objectives established by the Committee and the Board of Directors; and

•	Restricted stock grants vesting over five years, awarded to executive officers at the discretion of the Committee annually and upon initial employment.

Base Salary

          Base salary levels for executive officers recognize the experience, skills, knowledge and responsibilities required of each executive officer and are determined, as applicable, based on prevailing market conditions, terms of existing employment agreements, and arms’ length negotiation.

Equity Compensation

President

          Upon his initial employment with us in connection with the acquisition of mktgpartners in June 2008, the Committee approved the award to Mr. Horsey of 69,767 shares of Common Stock under a Restricted Stock Agreement vesting over a five-year period. In addition, the Committee approved an award to Mr. Horsey of an additional 30,233 shares of restricted Common Stock upon Mr. Horsey’s appointment as Chief Operating Officer in December 2008, and an additional 100,000 shares of restricted Common Stock upon his appointment as President in March 2009.

Senior Vice President - Controller

          In connection with his appointment as Senior Vice President – Controller and principal accounting officer in March 2009, the Committee approved the award to Mr. Haughton of 25,000 shares of restricted Common Stock vesting over a five-year period.

Other Benefits

          We believe that establishing competitive benefit packages for its employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, and our 401(k) plan, in each case on the same basis as other employees. During Fiscal 2009, consistent with our practice with respect to all of our employees, we provided matching contributions under our 401(k) plan. Other than the 401(k) plan offered to all eligible employees, we do not offer retirement benefits.

SUMMARY COMPENSATION TABLE

          The following table shows compensation awarded to or earned by Charles Horsey, our President; James R. Haughton, our Senior Vice President – Controller and principal accounting officer; Charles F. Tarzian, who served as our Chief Executive Officer during a portion of Fiscal 2009; and Fred Kaseff, who served as our Chief Financial Officer during a portion of Fiscal 2009 (collectively, the “Named Executive Officers”). Charles Tarzian and Fred Kaseff are no longer employed by us.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	All Other Compensation ($)		Total ($)

Charles Horsey, President (2)	2009	$220,877	—	$377,883	—		$598,760

James R. Haughton, Senior Vice President – Controller (4)	2009	$190,000	—	$86,200	$990	(3)	$277,190

Charles F. Tarzian,	2009	$343,750	—	—	$41,678	(7)	$385,428
Chief Executive Officer (5)	2008	$375,000	$187,500	$76,000	—		$638,500
	2007	$179,087	$85,000	$38,000	—		$302,087

Fred Kaseff,	2009	$252,083	—	—	$146,051	(8)	$398,134
Chief Financial Officer (6)	2008	$127,099	$55,000	$29,000	—		$211,099

(1)

The value of stock awards granted to the Named Executive Officers has been estimated pursuant to SFAS No. 123(R). The Named Executive Officers will not realize the estimated value of these awards in cash until these awards are vested and sold. For information regarding our valuation of awards of restricted stock, see “Restricted Stock” in Note 7 of our financial statements for the period ended March 31, 2009.

(2)	Commenced employment with us on June 30, 2008.
(3)	Consists of 401(k) matching contributions.
(4)	Was appointed Senior Vice President – Controller on March 1, 2009 and was not previously a Named Executive Officer.
(5)	Employment with us terminated on March 1, 2009.
(6)	Employment with us commenced on October 15, 2007 and terminated on March 1, 2009.
(7)	Consists $15,625 of severance payments following termination of employment, $18,865 of vacation pay and $7,188 in 401(k) matching contributions.
(8)	Consists $137,500 of severance payments following termination of employment, $7,405 of vacation pay and $1,146 in 401(k) matching contributions.

Outstanding Equity Awards at March 31, 2009

	Stock Awards

Name	Number of shares or Units of Stock That Have Not Vested (#)	Market Value of shares or Units of Stock That Have Not Vested ($)

Charles Horsey	200,000	$186,000

James R. Haughton	50,000	$46,500

Charlie Tarzian	—	—

Fred Kaseff	—	—

Equity Compensation Plan Information

          The following table sets forth information with respect to our equity compensation plans (including individual compensation arrangements) as of March 31, 2009.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders(1)	318,125	$2.19	523,312

Equity compensation plans not approved by security holders(2)	40,766	$3.68	—

Total	358,891	$2.36	523,312

(1)

Includes options to purchase 297,500 shares of Common Stock granted under our 2002 Long-Term Incentive Plan and options to purchase 20,625 shares of Common Stock granted under our 1992 Stock Option Plan.

(2)	Consists of warrants to purchase shares of Common Stock issued in 1997 to a former director in connection with a financial advisory services agreement.

Executive Employment Contracts, Termination of
Employment and Change-in-Control Arrangements

          Charles Horsey. On June 30, 2008, we entered into an Employment Agreement with Mr. Horsey in connection with the acquisition of mktgpartners. The Employment Agreement was subsequently amended upon Mr. Horsey’s promotion to Chief Operating Officer. As amended, the Employment Agreement provides for a three-year term and provides Mr. Horsey with an annual base salary of $330,000, and an annual bonus targeted at 40% of his base salary. Pursuant to the Employment Agreement, in the event that Mr. Horsey’s employment is terminated by us without “Cause” or by Mr. Horsey for “Good Reason”, Mr. Horsey will be entitled to six months severance pay.

          James R. Haughton. Mr. Haughton is currently employed with us pursuant to a letter agreement under which he is compensated at the rate of $190,000 per annum and eligible to receive an annual bonus targeted at 40% of base salary.

          Charles F. Tarzian. On October 9, 2006, we entered into an Employment Agreement with Mr. Tarzian under which Mr. Tarzian joined us as our President and Chief Executive Officer. The Employment Agreement with Mr. Tarzian was for a three-year term and provided Mr. Tarzian with (i) an annual base salary of $375,000, (ii) an annual bonus targeted at 50% of his base salary, (iii) an initial award of 200,000 shares of Common Stock under a Restricted Stock Agreement, and (iv) up to an additional 50,000 shares of restricted Common Stock per year based on the achievement of annual targets approved by the Board of Directors. Mr. Tarzian resigned effective March 1, 2009, at which time all unvested shares of restricted Common Stock were forfeited.

          Fred Kaseff. In connection with his appointment as Chief Financial Offer, Mr. Kaseff entered into a letter agreement with us which provided for an annual base salary of $275,000, the issuance to Mr. Kaseff upon the commencement of his employment of 100,000 shares of restricted Common Stock vesting over a five-year period, and eligibility to receive an annual bonus targeted at 40% of base salary. Mr. Kaseff resigned effective March 1, 2009, at which time all unvested shares of restricted Common Stock were forfeited.

Compensation of Directors

          The following table shows for Fiscal 2009 certain information with respect to the compensation of all of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Option Awards (1) ($)	All other compen-sation ($)	Total ($)

Marc C. Particelli (2)	$100,000	$105,000	—	—	$205,000
Herbert M. Gardner (3)	$63,625	$30,000	—	—	$93,625
John A. Ward, III (4)	$52,000	$30,000	—	—	$82,000
James H. Feeney (5)	$44,875	$30.000	—	—	$74,875

(1)

The value of option and stock awards granted to directors has been estimated pursuant to SFAS No. 123(R) for options granted and stock awarded in Fiscal 2009. The directors will not realize the estimated value of these awards in cash until these awards are vested, exercised and sold, as applicable. For information regarding our valuation of option awards and stock grants, see Note 7 of our financial statements for the period ended March 31, 2009.

(2)	At March 31, 2009, Mr. Particelli held options to purchase an aggregate of 165,000 shares of Common Stock.
(3)	At March 31, 2009, Mr. Gardner held options to purchase an aggregate of 57,500 shares of Common Stock.
(4)	At March 31, 2009, Mr. Ward held options to purchase an aggregate of 43,750 shares of Common Stock.
(5)	At March 31, 2009, Mr. Feeney held options to purchase an aggregate of 45,000 shares of Common Stock.

Current Director Compensation

          Pursuant to the terms of the agreements we entered into in connection with our December 2009 financing, the compensation we currently pay our directors is limited to cash compensation of (i) $4,000 per attendance at a meeting of the Board of Directors, (ii) $2,000 for participation in a telephonic meeting of the Board of Directors, (iii) $2,000 per attendance at or participation in a meeting of a committee of the Board of Directors, and (iv) $100,000 per year for Marc Particelli as our Chairman of the Board of Directors. Directors designated by the holders of our Series D Preferred Stock are not entitled to the foregoing compensation. All Directors are reimbursed for reasonable travel expenses incurred in connection with attending Board meetings. Directors no longer receive the stock grants described below.

Director Compensation During Fiscal 2009

          During Fiscal 2009, and until we completed our December 2009 financing, our directors were compensated pursuant to the following policies:

          Each of our non-employee Directors received an annual stipend of $20,000, a fee of $1,500 per Board meeting attended and a fee of $750 per Committee meeting attended. Directors were compensated for participation in telephonic Board and Committee meetings at one-half of the foregoing rates. As Chairman of the Board, Mr. Particelli was entitled to an annual cash stipend in the amount of $100,000 per annum in lieu of the $20,000 stipend paid to other non-employee directors. In addition, the Chairmen of the Audit and Compensation Committees received annual payments of $15,000 and $7,500, respectively. All Directors were reimbursed for reasonable travel expenses incurred in connection with attending Board meetings.

          Each non-employee Director was also entitled to receive on the first day of each fiscal quarter shares of Common Stock with a value of $7,500 as of the last day of the preceding quarter, and Mr. Particelli, as Chairman of the Board received in addition quarterly grants, on the 15th day of August, November, February and May, of shares of Common Stock with a value of $25,000 as of such date.

Compensation Committee Interlocks and Insider Participation

          None of the current members of the Compensation Committee have been, or are, an officer or employee of ours. During Fiscal 2009, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving as a member of our Board of Directors.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

          We have a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $50,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of ours, including any of their immediate family members, and any entity owned or controlled by such persons.

          Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by our executive officers and directors. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products, and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees, generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee look at, in light of known circumstances, whether the transaction is, or is not, inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

mktgpartners Acquisition

           On June 30, 2008, we acquired substantially all of the assets of 3 For All Partners, LLC, d/b/a mktgpartners (“mktgpartners”). Charlie Horsey, who was not then employed by us, but who is currently our President, is mktgpartners’ principal member. The consideration for the acquisition consisted of $3.25 million in cash and 332,226 shares of Common Stock valued at the time of the acquisition at approximately $1,000,000. Pursuant to the purchase agreement, $750,000 of the cash consideration and the entire share consideration were deposited into an escrow account to be held for a period of 18 months to satisfy indemnification claims, and were subject to release to us upon the occurrence of certain specified events under the purchase agreement, including the failure to achieve “Gross Margin” targets during the 12 month period following the closing. In July 2009, following the approval of the Audit Committee, which was based on mktgpartners’ performance following the acquisition and other relevant factors, the escrowed cash was released to mktgpartners. As of December 31, 2009, the entire share consideration was releasable to mktgpartners.

Management Participation in Series D Preferred Stock Financing

          As a condition to their participation in the December 2009 Series D Preferred Stock financing, Union Capital required that directors, officers and employees of ours collectively purchase $735,000 of the securities issued in the financing on the same terms and conditions as Union Capital. Directors, officers and employees participating in the financing included Marc Particelli, our Chairman of the Board, who invested $500,000 in the financing, and Charles Horsey, our President, who invested $200,000 in the financing. As a result of their respective investments, Mr. Particelli was issued a Senior Secured Note in the principal amount of $250,000, 250,000 shares of Series D Preferred Stock and a warrant to purchase 245,627 shares of Common Stock at an exercise price of $.001 per share; and Mr. Horsey was issued a Senior Secured Note in the principal amount of $100,000, 100,000 shares of Series D Preferred Stock and a warrant to purchase 98,251 shares of Common Stock at an exercise price of $.001 per share.

PROPOSAL NO. 2

Approval of ‘mktg, inc.’ 2010 Equity Incentive Plan

          Stockholders are requested in this Proposal 2 to approve the ‘mktg, inc’ 2010 Equity Incentive Plan (the “2010 Plan”). For a complete statement of the terms and provisions of the 2010 Plan, please refer to the full text of the 2010 Plan, appearing as Exhibit A to this Proxy Statement. The essential features of the 2010 Plan are outlined below:

          Purpose; Term. Our Board of Directors adopted the 2010 Plan on February 23, 2010, and the 2010 Plan became effective at that time subject to stockholder approval. The 2010 Plan provides for the granting to our employees, officers, directors, consultants and advisors of stock options (non-statutory and incentive), restricted stock awards, stock appreciation rights (“SARs”), restricted stock units (“RSUs”) and other performance stock awards. The purpose of the 2010 Plan is to secure for the Company and its stockholders the benefits arising from capital stock ownership by eligible participants who are expected to contribute to the Company’s future growth and success. Unless sooner terminated in accordance with its terms, the 2010 Plan will terminate upon the close of business on February 22, 2020. To date, we have not granted any awards under the 2010 Plan.

          Administration. The 2010 Plan is administered by the Board, which may, as permitted by and consistent with applicable law, delegate any or all of its powers under the plan to a committee it appoints. Our Board has delegated its authority to administer the 2010 Plan to our Compensation Committee. Subject to the terms of the 2010 Plan, the Board (or such committee) has the authority to determine the individuals to whom, and the time or times at which, awards are made, the size of each award, and the other terms and conditions of each award (which need not be identical across participants). The Board also has the authority, subject to the express provisions of the 2010 Plan, to construe the respective agreements under the plan, proscribe, amend and rescind rules and regulations relating to the plan, accelerate or extend the dates options may be exercised or accelerate the vesting of other stock awards, and make all other determinations which are in the Board’s judgment necessary or desirable for the administration of the plan. The Board’s construction and interpretation of the terms and provisions of the plan are final and conclusive.

          Stock Subject to 2010 Plan. Subject to certain adjustment provisions described below, the number of shares of Common Stock which are set aside and reserved for issuance under the 2010 Plan is 3,000,000shares.

          Reversion of Shares. There are certain circumstances under which shares of Common Stock that are already subject to an outstanding award under the 2010 Plan may revert to the Plan and may become available for reissuance. Specifically, if a stock award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (i.e., in the case of a stock option, SAR or RSU), or if any shares of Common Stock issued to a participant pursuant to an award are forfeited back to or are repurchased by us (i.e., in the case of restricted stock), then the shares not acquired shall revert to and again become available for issuance under the 2010 Plan. A forfeiture or repurchase of stock may occur, for example, as a result of a participant’s failure to satisfy a contingency or condition that is required for the vesting of such shares.

          Effect on Share Reserve of Use of Shares to Cover Tax Withholding. The Board has discretion under the 2010 Plan to allow a recipient of a stock option to use shares of Common Stock to satisfy the tax withholding requirement that may arise upon exercise of such option. The shares may be shares previously owned by the participant, or may be the shares acquired from the exercise of the option. Any shares of Common Stock that are not delivered to a participant because those shares are used to satisfy the payment of taxes will revert to the share reserve under the 2010 Plan (and shall again become available for issuance in the future).

          Effect on Share Reserve of a “Net Exercise” or Cashless Exercise of Stock Options. Payment of the exercise price of a stock option may be made in cash or check payable to the Company. The Board may provide in the applicable stock option agreement under the 2010 Plan that a participant may use shares of already-owned Common Stock to satisfy payment of the exercise price, or any other means approved by the Board (including a “net exercise” in which we withhold a number of shares that would otherwise be issued to a participant upon the exercise of the option that have a fair market value equal to the option exercise price). Any shares of Common Stock that are not delivered to a participant because those shares are used to satisfy the payment of the exercise price will revert to the share reserve under the 2010 Plan (and shall again become available for issuance in the future).

          Maximum number of Shares Issued through Incentive Stock Options. The maximum aggregate number of shares that may be issued under the 2010 Plan through the grant of incentive stock options is 3,000,000.

          Eligible Participants. Subject to certain limitations, awards under the 2010 Plan of non-statutory options (“NSOs”), restricted stock awards, restricted stock units and SARs may be granted to any employee, officer, director, consultant or advisor to the Company and its subsidiaries. Only employees of the Company and its subsidiaries may be granted incentive stock options (“ISOs”) under the 2010 Plan.

          Plan Amendments and Termination. The Board may at any time, and from time to time, modify or amend the 2010 Plan in any respect, provided that no such modification or amendment may adversely affect the rights of a participant under an existing stock award that has been previously granted. Additionally, if at any time the approval of our stockholders is required under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision with respect to ISOs, or under Rule 16b-3 under the 1934 Act (if then applicable) or other applicable rules and regulations, the Board may not effect such modification or amendment without such approval.

          The Board may at any time suspend or terminate the Plan, provided that any such suspension or termination shall not adversely affect the rights of a participant under any Stock Award previously granted while the Plan is in effect except with the consent of the participant. If the 2010 Plan has not been terminated earlier, the Plan shall terminate upon the close of business on February 22, 2020.

Stock Options

          The following is a description of the permissible terms of stock options under the 2010 Plan. Individual option grants may be more restrictive as to all or any of the permissible terms described below.

          Option Duration. The term of each ISO shall be ten (10) years from the date of grant or such shorter term as the Board determines, except that in the case of an ISO that is awarded to an employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the term of the ISO must be five (5) years or such shorter period as the Board determines. The term of each NSO is as determined by the Board. The term of any option granted under the 2010 Plan, and all other materials terms and conditions of such option, will be evidenced by an option agreement between us and the participant.

          Exercise Price. The exercise price for any stock option granted under the 2010 Plan shall be as determined by the Board, and may not be less than 100% of the “Fair Market Value” of the Common Stock on the date of grant, except that, in the case of an ISO that is granted to an employee who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock, the exercise price may not be less than 110% of the Fair Market Value on the date of grant.

          Fair Market Value. If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable. If the day of determination is not a market trading day, then the trading day prior to the day of determination shall be used. In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

          Exercise of Option and Payment for Stock. Stock options are exercisable at such time or times and subject to such conditions as set forth in the agreement evidencing such option, subject to the provisions of the 2010 Plan. The Board has authority to accelerate the time at which an option may vest or be exercised. The consideration to be paid for shares to be issued upon exercise of an option may be made by (a) delivery of cash or a check to us; or (b) to the extent permitted by the applicable option agreement, by (i) delivery to us of shares of Common Stock already owned by the participant having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares being purchased, (ii) a broker-assisted, same-day sale program, or (iii) a “net exercise” program; or (c) by any other means approved by the Board.

          Effect of Participant’s Termination of Employment or other Service, Death or Disability. The Board has the power to determine the period of time during which a participant (or, if applicable, the estate or representative) may exercise a stock option under the 2010 Plan following the termination of the participant’s employment or other relationship with us, including upon the death or disability (within the meaning of Section 22(e)(3) of the Code) of the participant. The unvested portion of the stock option cannot be exercised and is forfeited on the date of termination.

          Except as otherwise provided in the applicable Award Agreement between the participant and the Company, if a participant’s employment terminates (other than for Cause or upon the participant’s death or disability), the participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Award as of the date of termination of continuous service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of employment (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option as set forth in the Award Agreement.

          Except as otherwise provided in the applicable Award Agreement between the participant and the Company, if a participant’s employment terminates as a result of the participant’s disability, the participant may exercise his or her Option (to the extent that the participant was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination, or (ii) the expiration of the term of the Option as set forth in the Award Agreement.

          Except as otherwise provided in the applicable Award Agreement between the participant and the Company, if a Participant’s employment terminates as a result of the participant’s death, the Option may be exercised (to the extent the participant was entitled to exercise such Option as of the date of death) by the participant’s estate within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option as set forth in the Award Agreement.

          For an option to retain its status as an ISO, the participant must have been in the continuous employment with us or an affiliate since the date of grant of the ISO, and the ISO must be exercised within three (3) months after the date the participant ceases to be an employee of ours or an affiliate. An option shall be considered an NSO if these requirements are not met.

          Transferability. Options are not assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, under the 2010 Plan except by will or the laws of descent and distribution, and, during the life of the participant, shall be exercisable only by the participant. NSOs may, however, be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3) or as otherwise expressly permitted in the agreement evidencing such NSO.

Restricted Stock Awards, Restricted Stock Units, SARs and other Awards

          Generally. As a condition to the grant of a restricted stock award, restricted stock unit or SAR, each participant must execute an agreement evidencing such award not inconsistent with the 2010 Plan. The terms and conditions of each such agreement may change from time to time and agreements need not be identical, with certain exceptions noted below.

          Restricted Stock Awards. A restricted stock award may be awarded as a stock bonus with no cash purchase price to be paid by a participant, to the extent permitted under applicable law, and subject to such vesting and forfeiture provisions as may determined by the Board at the time of grant. If the participant’s service with us terminates for any reason, unvested restricted stock will be forfeited unless the applicable award agreement provides otherwise.

          Transferability. Rights to purchase or receive shares of Common Stock granted under a restricted stock award are transferable by the participant only upon such terms and conditions as are set forth in the restricted stock award agreement, as the Board shall determine in its discretion, and so long as Common Stock awarded then remains subject to the terms of the restricted stock award agreement. Transferability of other awards will be as determined by the Board.

          Restricted Stock Units. A restricted stock unit (“RSU”) is a promise to issue shares of Common Stock equivalent to the number of units covered by the award at or after vesting of the Common Stock underlying the units. The Board will determine the consideration, if any, to be paid by the participant upon delivery of each share of Common Stock subject to an award of a restricted stock unit which, to the extent required by applicable law, may not be less than par value. A participant may settle a restricted stock unit by delivery of shares of Common Stock, their cash equivalent or any combination of the two. At the time of grant, the Board may also determine any restrictions or conditions to the vesting of the shares subject to the award or any other restrictions or conditions that delay delivery of such shares. If the participant’s service with us terminates for any reason, unvested restricted stock units will be forfeited unless the applicable award agreement provides otherwise.

          Stock Appreciation Rights. Stock appreciation rights are granted pursuant to stock appreciation rights agreements. The Board determines the strike price for a stock appreciation right, which may not be less than 100% of the fair market value of our Common Stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (a) the excess of the per share fair market value of our Common Stock on the date of exercise over the strike price, multiplied by (b) the number of shares of Common Stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2010 Plan vests at the rate specified in the stock appreciation rights agreement as determined by the Board.

          Performance Stock Awards. Performance stock awards are either restricted stock awards or restricted stock unit awards that may be granted or may vest based solely upon the attainment of certain performance goals during a designated performance period. The length of any performance period, the performance goals to be achieved, and the measure of whether and to what degree such performance goals have been attained, are conclusively determined by the Board in its sole discretion.

          Other Equity Awards. The Board may grant other awards based in whole or in part by reference to our Common Stock. The Board will set the number of shares under the award, the purchase price, if any, the timing of exercise and vesting and any repurchase rights associated with such awards.

Federal Income Tax Information

          Incentive Stock Options. Incentive stock options under the 2010 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

          There generally are no federal income tax consequences to the participant or to us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

          If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

          Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

          To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

          Non-statutory Stock Options and Restricted Stock Awards. Non-statutory stock options and restricted stock awards under the 2010 Plan generally have the following federal income tax consequences.

          There are no tax consequences to the participant or to us by reason of the grant of a non-statutory stock option. Upon acquisition of stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

          Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the 1934 Act.

          Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, we will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

          Restricted Stock Units. No taxable income is realized upon the receipt of a restricted stock unit award, which represents a contractual obligation on our part to issue stock to the participant on a date certain in the future if the participant has been continuously employed or providing services to us. Upon issuance, the stock may or may not be subject to a risk of forfeiture. At the time the stock is issued (or, if later, at the time the stock is no longer subject to a risk of forfeiture or is transferable), the participant realizes ordinary taxable income equal to the value of the stock at that time. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of reporting obligations, we will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

          Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

          Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

          Awards to purchase restricted stock will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting of the award that the performance goal has been satisfied and (iv) prior to the granting of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount — or formula used to calculate the amount — payable upon attainment of the performance goal).

Corporate Changes

          Adjustment Provisions. Transactions not involving receipt of consideration by us, such as certain mergers, consolidations, reorganizations, stock dividends, or stock splits, may change the type, class and number of shares of Common Stock subject to the 2010 Plan and outstanding awards. In that event, the 2010 Plan will be appropriately adjusted as to the type, class and the maximum number of shares of Common Stock subject to the 2010 Plan, and outstanding awards will be adjusted as to the type, class, number of shares and price per share of Common Stock subject to such awards.

          Change in Control. In the event of certain specified organizational changes, including but not limited to (a) a consolidation, merger, combination or reorganization of the Company, (b) the sale, lease or other disposition of all or substantially all of the assets, or a dissolution or liquidation, of the Company, or (c) a transaction or series of related transactions, and in each case where persons who were not shareholders of the Company immediately prior to acquiring Company capital stock as part of such transaction become the owners of capital stock of the Company that represents more than fifty percent (50%) of the combined voting power of the Company’s outstanding capital stock, then the Board of the Company, or the board of any corporation assuming the Company’s obligations, may take any one or more actions as to outstanding awards, or as to a portion of any outstanding award under the 2010 Plan, including:

•	providing that such awards will continue in existence with appropriate adjustments or modifications, if applicable,

•	providing that such awards will be assumed, or equivalent awards substituted, by the acquiring or succeeding corporation (or an affiliate thereof),

•

upon written notice to the participants, providing that all unexercised options, or other awards to the extent they are unexercised or unvested, will terminate immediately prior to the consummation of such transaction unless exercised within a specified period,

•

in the event of a consolidation, merger, combination, reorganization or similar transaction under the terms of which holders of Common Stock will receive a cash payment per share surrendered in the transaction, making or providing for an equivalent cash payment in exchange for the termination of such awards, or

•

providing that all or any outstanding awards shall become vested and exercisable in full or part (or any reacquisition or repurchase rights held by the Company shall immediately lapse in full or part) at or immediately prior to such event.

          The Board of Directors recommends a vote FOR the approval of the 2010 Plan.

PROPOSAL NO. 3
APPROVAL OF REVERSE STOCK SPLIT PROPOSAL

          We are asking stockholders to approve a proposal to grant the Board discretionary authority to effect a reverse stock split pursuant to one of two alternative ratios. A reverse stock split would combine a whole number of outstanding shares of our Common Stock into one share of Common Stock, thus reducing the number of outstanding shares without any corresponding change in our par value or market capitalization. The proposal calls for two possible reverse stock split ratios: one-for-three, and one-for-four. If the proposal is approved, the Board may in its discretion amend the Certificate of Incorporation to effect a reverse stock split using one of these two ratios at any time prior to our next Annual Meeting of Stockholders. The Board will also have the sole discretion not to effect any reverse stock split.

          If the Board of Directors determines, based on factors such as prevailing market and other relevant conditions and circumstances and the trading prices of our Common Stock at that time, that a reverse stock split is in our best interests and in the best interests of our stockholders, it may effect, at such time as it deems appropriate, the reverse stock splits at one of the two ratios without further approval or authorization of our stockholders. The text of the proposed amendment to our Certificate of Incorporation that would effect the reverse split is provided as Exhibit B to this Proxy Statement. The text of the proposed amendment is subject to modifications to include such changes as may be required by the office of the Secretary of State of Delaware or as our Board of Directors deems necessary and advisable to effect the reverse stock split.

Reasons for Board Recommendation

          The Board of Directors has determined that it would be advisable to obtain the approval of our stockholders to effect a reverse stock split in order to attempt to increase the trading price of our Common Stock on the Nasdaq Capital Market on a per share basis. Under the continued listing requirements of The Nasdaq Stock Market, the minimum closing bid price of our Common Stock must be at least $1.00 per share. On December 17, 2009, we received a notice from The Nasdaq Stock Market indicating that our Common Stock is subject to delisting because our Common Stock closed below $1.00 per share for a period of 30 consecutive business days. The notice also provided that pursuant to Nasdaq’s Listing Rules, we have a 180 day grace period, until June 15, 2010, during which we may regain compliance if the bid price of our Common Stock closes at $1.00 per share or more for a minimum of ten consecutive business days. In the event we do not regain compliance prior to the end of this grace period, Nasdaq will provide us with written notification that our Common Stock is subject to delisting. Alternatively, we may be eligible for an additional 180-day grace period if we meet Nasdaq’s initial listing standards (other than with respect to minimum bid price) for The Nasdaq Capital Market. If the trading price for our Common Stock should continue to be below $1.00 per share and we fail to regain compliance, we may effect a reverse stock split in order to avoid being delisted from the Nasdaq Capital Market. We anticipate that the implementation of a reverse stock split would have the effect of increasing, proportionately, the trading prices of our Common Stock, which could result in a share price high enough to satisfy the Nasdaq’s continued listing requirements.

          We believe that continued listing of our Common Stock on the Nasdaq Capital Market is in our best interests and in the best interests of our stockholders. We also believe that inclusion of our Common Stock on the Nasdaq Capital Market will maintain the liquidity of our Common Stock and may minimize the spread between the “bid” and “asked” prices quoted by market makers. Further, a continued Nasdaq Capital Market listing may enhance our access to capital and increase our flexibility in responding to anticipated capital requirements. We also believe that prospective investors will view an investment in our company more favorably if our shares continue to be listed on the Nasdaq Capital Market, and that a low quoted market price per share may discourage potential new investors. Moreover, we believe that the higher share price of our Common Stock may meet investing guidelines for certain institutional investors and investment funds. This may increase interest from institutional investors and investment funds that may ultimately improve the trading liquidity of our Common Stock.

          If the trading price for our Common Stock should continue to be below $1.00 per share resulting in a possible delisting of our Common Stock from the Nasdaq Capital Market, or if the Board of Directors otherwise determines that a reverse stock split is in our best interests or in the best interests of our stockholders, we would like the authority to proceed with a reverse stock split without further authorization of our stockholders. Obtaining stockholder approval of a reverse stock split at the annual meeting of stockholders will enable us to avoid the additional time and expense of holding a special meeting of stockholders should our Board of Directors determine that it is in our best interest to implement a reverse stock split. As a result, our Board of Directors will be able to determine the most appropriate time, if ever, to effect a reverse stock split. In addition, we believe that, because it is not possible to predict market conditions at the time the reverse stock split is to be effected it is in the best interests of our stockholders if the Board of Directors will be able to determine which one of the reverse stock split ratios approved by our stockholders should be effected, based on factors such as prevailing market and other relevant conditions and circumstances and the trading prices of our Common Stock at that time. Finally, notwithstanding approval of the reverse stock split proposal by our stockholders, our Board of Directors may elect to delay or even abandon entirely a reverse stock split if it determines such action is not in the best interests of our company or our stockholders.

Potential Disadvantages of a Reverse Stock Split

          Reduced Market Capitalization. As noted above, the principal purpose of the reverse stock split would be to help maintain the closing price of our Common Stock above the $1.00 threshold required by Nasdaq’s continued listing requirements. We cannot assure you that the reverse stock split will accomplish this objective. While we expect that the reduction in our outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the reverse stock split will increase the market price of our Common Stock by a multiple equal to the number of pre-split shares in the reverse split ratio determined by the Board of Directors, which will be either three or four, or result in any permanent increase in the market price, which can be dependent upon many factors, including our business and financial performance and prospects. Should the market price decline after the reverse stock split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the reverse stock split. In some cases the stock price of companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels. Accordingly, we cannot assure you that the market price of our Common Stock immediately after the effective date of the proposed reverse stock split will be maintained for any period of time or that the ratio of post- and pre-split shares will remain the same after the reverse stock split is effected, or that the reverse stock split will not have an adverse effect on our stock price due to the reduced number of shares outstanding after the reverse stock split. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share price does not increase proportionately as a result of the reverse stock split, then our overall market capitalization will be reduced.

          Increased Transaction Costs. The number of shares held by each individual stockholder will be reduced if the reverse stock split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the reverse stock split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

          Liquidity. Although the Board believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the reverse stock split and the anticipated increase in the price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split.

          Authorized Shares; Future Financings. Upon effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding, as of December 31, 2009, would increase from approximately 16,405,900 shares to approximately 22,135,300 shares assuming a one-for-three reverse stock split and to approximately 22,851,475 shares assuming a one-for-four reverse stock split. As a result, we will have an increased number of authorized but unissued shares of Common Stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interests of our current stockholders may be diluted.

Fractional Shares

          No fractional shares of Common Stock would be issued as a result of a proposed reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares that does not convert into a whole number of shares upon application of the applicable reverse split ratio, upon surrender of the certificates representing such fractional shares, will be entitled to receive cash in an amount equal to the product obtained by multiplying the number of shares of pre-reverse split Common Stock resulting in such fraction by the average of the closing sales prices of such Common Stock as reported by The Nasdaq Stock Market on the five trading days prior to the date on which the Certificate Amendment is filed with the Secretary of State of the State of Delaware. The result will be rounded to the nearest one cent.

Effect of Reverse Stock Split on Options

          The number of shares subject to outstanding options to purchase shares of our Common Stock also would automatically be reduced in the same ratio as the reduction in the outstanding shares. Correspondingly, the per share exercise price of those options will be increased in direct proportion to the reverse stock split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options will remain unchanged. For example, assume that a one-for-four reverse stock split is implemented and that an optionee holds options to purchase 1,000 shares at an exercise price of $1.00 per share. On the effectiveness of the one-for-four reverse stock split, the number of shares subject to that option would be reduced to 250 shares and the exercise price would be proportionately increased to $4.00 per share.

Effect of Reverse Stock Split on Warrants

          The agreements governing the outstanding warrants to purchase shares of our Common Stock include provisions requiring adjustments to both the number of shares issuable upon exercise of such warrants, and the exercise prices of such warrants, in the event of a reverse stock split. For example, assume that a one-for-four reverse stock split is implemented and a warrantholder holds a warrant to purchase 10,000 shares of our Common Stock at an exercise price of $0.001 per share. On the effectiveness of the reverse stock split, the number of shares subject to that warrant would be reduced to 2,500 shares and the exercise price would be proportionately increased to $0.004 per share.

Effect of Reverse Stock Split on Series D Convertible Participating Preferred Stock

          The certificate of designations governing the rights of our outstanding shares of Series D Preferred Stock provides for adjustments to the conversion price of the Series D Preferred Stock in the event of a reverse stock split. For example, assume that a one-for-four reverse stock split is implemented and a stockholder holds 1,000 shares of our Series D Preferred Stock, which has a stated value of $1.00 per share and a conversion price of $0.47 per share. Before the effectiveness of the reverse stock split, these 1,000 shares of Series D Preferred Stock would be convertible into 2,128 shares of Common Stock. On the effectiveness of the reverse stock split, the conversion price of the Series D Preferred Stock would be proportionately increased to $1.88 per share. As a result, these 1,000 shares of Series D Preferred Stock would be convertible into 532 shares of Common Stock.

Implementation and Effect of the Reverse Stock Split

          If approved by our stockholders at the annual meeting, and if our Board of Directors determines that effecting a reverse stock split is in our best interests and the best interests of our stockholders, our Board will, in its sole discretion, select one of the reverse stock split ratios, based on market and other relevant conditions and circumstances and the trading prices of our Common Stock at that time. Following such determinations, the Board will effect the reverse stock split by directing management to file the Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of Delaware at such time as the Board has determined is the appropriate effective time for the reverse stock split.

          We expect that following the reverse stock split we would have the same number of stockholders and, except for the effect of cash payments for fractional shares as described above, the completion of the reverse stock split would not affect any stockholder’s proportionate equity interest in our company. By way of example, a stockholder who owns a number of shares that prior to the reverse stock split representing one-half of a percent of our outstanding shares of Common Stock would continue to own one-half of a percent of our outstanding shares of Common Stock after the reverse stock split.

          Exchange of Stock Certificates. Promptly after the effective time, you will be notified that the reverse stock split has been effected. Our stock transfer agent, American Stock Transfer and Trust Company LLC, whom we refer to as the exchange agent, will implement the exchange of stock certificates representing outstanding shares of Common Stock. You will be asked to surrender to the exchange agent certificates representing your pre-split shares in exchange for certificates representing your post-split shares in accordance with the procedures to be set forth in a letter of transmittal which we will send to you. You will not receive a new stock certificate representing your post-split shares until you surrender your outstanding certificate(s) representing your pre-split shares, together with the properly completed and executed letter of transmittal to the exchange agent. We will not issue scrip or fractional shares, or certificates for fractional shares, in connection with the reverse stock split. Should you be entitled to receive fractional shares because you hold a number of shares not evenly divisible by the relevant reverse split number selected by our Board of Directors (which will be either three or four), you will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment, without interest, in lieu of such fractional shares. PLEASE DO NOT DESTROY ANY STOCK CERTIFICATE OR SUBMIT ANY OF YOUR CERTIFICATES UNTIL YOU ARE REQUESTED TO DO SO.

          Effect of Failure to Exchange Stock Certificates. Upon the filing of the amendment to our Certificate of Incorporation with the Secretary of State of Delaware, each certificate representing shares of our Common Stock outstanding prior to the that time will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of our Common Stock, and the right to receive, from us or the transfer agent, the amount of cash for any fractional shares, into which the shares of our Common Stock evidenced by such certificate have been converted by the reverse stock split.

No Appraisals Rights

          Under the Delaware law, you will not be entitled to appraisal rights if we implement the reverse stock split.

Federal Income Tax Consequences

          The following description of the material federal income tax consequences of the reverse stock split is based on the Internal Revenue Code, applicable Treasury Regulations promulgated under the Code, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of any of the proposed reverse stock splits. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. We urge stockholders to consult their own tax advisors to determine the particular consequences to them.

          In general, the federal income tax consequences of the reverse stock split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of our Common Stock in exchange for their old shares of our Common Stock. We believe that because the reverse stock split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the reverse stock split will likely have the following federal income tax effects.

          A stockholder who receives solely a reduced number of shares of our Common Stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of our Common Stock will equal the stockholder’s basis in its old shares of Common Stock and the holding period of the Common Stock received after the reverse stock split will include the holding period of the Common Stock held prior to the reverse stock split exchanged therefore. A stockholder who receives cash in lieu of a fractional share as a result of the reverse stock split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder’s particular facts and circumstances. Generally, if such distribution is treated as an exchange to a stockholder receiving such a payment, the stockholder should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. If the fractional share was held by the stockholder as a capital asset then the gain or loss will be taxed as capital gain or loss, and will be long-term capital gain or loss if the stockholder’s holding period in the fractional share is greater than one year. In the aggregate, such a stockholder’s basis in the reduced number of shares of our Common Stock will equal the stockholder’s basis in its old shares of Common Stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash and the holding period of the Common Stock received after the reverse stock split will include the holding period of the Common Stock held prior to the reverse stock split exchanged therefore.

          We will not recognize any gain or loss as a result of the reverse stock split.

The Board of Directors recommends a vote “FOR” the proposal granting our Board of Directors the discretion to amend our Certificate of Incorporation to effect either a one-for-three or one-for-four reverse split of our outstanding Common Stock without further approval of our stockholders.

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

          Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and Directors and persons who own more than 10% of a registered class of our equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of these reports. To the Company’s knowledge, based solely on a review of the Forms 3, 4, and 5 filed with the Securities and Exchange Commission during and with respect to Fiscal 2009, there were no known failures to file a required Form 3, 4 or 5, and no known late filings of a required Form 3, 4 or 5 by any person required to file such forms with respect to the Company pursuant to Section 16 of the Exchange Act other than one inadvertent late filing of a Form 4 by each of Marc Particelli, John A. Ward, III, Herbert M. Gardner and James Feeney.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Principal Accounting Firm Fees

          The following table sets forth the aggregate fees billed to and accrued by the Company for Fiscal 2009 and Fiscal 2008 by Lazar Levine & Felix LLP and Parente Randolph, LLC. Lazar Levine & Felix LLP was our principal accounting firm for Fiscal 2008 and during Fiscal 2009 until its merger with Parente Randolph, LLC in February 2009, at which time Parente Randolph, LLC became our principal accounting firm. Parente Randolph, LLC subsequently changed its name to ParenteBeard LLC. ParenteBeard is currently our principal accounting firm and is expected to audit our financial statements for our fiscal year ending March 31, 2010.

	Fiscal 2009	Fiscal 2008

Audit Fees (for audit of annual financial statements and review of quarterly financial statements)	$326,000	$293,000
Tax Fees (for federal, state and local tax compliance and planning)	118,000	57,000
All Other Fees (1)	260,000	35,000

Total	$704,000	$385,000

(1) For Fiscal 2009, these fees were incurred in connection with the restatement of financial statements for prior periods and our 401(k) plan, and for Fiscal 2008, these fees relate to the audit of the 401(k) plan, and due diligence assistance in connection with an acquisition.

          We expect a representative of ParenteBeard to be present at the Annual Meeting of Stockholders. At the meeting, ParenteBeard’s representative will be afforded the opportunity to make a statement if he or she so desires, and respond to appropriate questions from stockholders present at the meeting.

Pre-Approval Policies and Procedures

          The Audit Committee has adopted a policy requiring pre-approval by the Audit Committee of all services (audit and non-audit) to be provided to the Company by its independent auditor. In accordance with that policy, the Audit Committee approved all non-audit services rendered to us by ParenteBeard (and its predecessors) in Fiscal 2009 and has determined that the provision of non-audit services by such auditors was compatible with maintaining their independence.

EXPENSES

          The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy, Annual Report on Form 10-K and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by us. We will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The solicitation of Proxies by mail may be supplemented by telephone by our officers and other regular employees, but no additional compensation will be paid to such individuals.

STOCKHOLDER PROPOSALS

          Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting by submitting their proposals to the Company in a timely manner. To be included in the proxy statement for our next Annual Meeting of Stockholders, stockholder proposals must be received by us at our principal executive office no later than November __, 2011 (the date in 2011 that is 120 days prior to the release date of this Proxy Statement), provided that if the date of our next Annual Meeting of Stockholders is changed by more than 30 days from March 25, then the deadline will be a reasonable time before we begin to print and send proxy materials for such meeting. Accordingly, if we hold our next Annual Meeting in September 2010 (which, aside from the meeting scheduled for March 25, 2010, would be consistent with our past practice), to be included in the proxy statement for such Annual Meeting, stockholder proposals should be received by us at our principal executive office no later than April 30, 2010.

          In addition, our By-Laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. To be presented at our next Annual Meeting of Stockholders, such a proposal must be received by us after December 24, 2010 but no later than January 24, 2011. However, if the date of our next Annual Meeting of Stockholders is more than 30 days earlier or more than 30 days later than the date of the immediately preceding Annual Meeting (i.e., prior to February 23, 2011 or after April 24, 2011), then notice must be received not later than the close of business on the earlier of the 10th day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of such meeting is made. If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear or send a qualified representative to present the proposal at such meeting, we need not present the proposal for a vote at such meeting. All notices of proposals by stockholders, whether or not to be included in the Company’s proxy materials, should be sent to the Secretary of the Company at 75 Ninth Avenue, New York 10011.

By Order of the Board of Directors

James R. Haughton
Secretary

New York, New York
February__, 2010

OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2009, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, BUT EXCLUDING EXHIBITS), IS BEING MAILED WITH THIS PROXY STATEMENT. WE WILL PROVIDE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON AND UPON PAYMENT OF A FEE OF $3.00 PER EXHIBIT, A COPY OF ANY EXHIBIT TO THE ENCLOSED ANNUAL REPORT ON FORM 10-K. A LIST OF EXHIBITS IS SET FORTH IN SECTION IV OF THE ANNUAL REPORT ON FORM 10-K. REQUESTS FOR COPIES OF EXHIBITS SHOULD BE DIRECTED TO ‘mktg, inc.’, 75 NINTH AVENUE, NEW YORK, NEW YORK 10011, ATTENTION CORPORATE SECRETARY.

EXHIBIT A

‘mktg, inc.’

2010 Equity Incentive Plan

Adopted by the Board of Directors: February 23, 2010
Approved by Stockholders: _______, 2010
Termination Date: February 22, 2020

1.	General.

          (a)          Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

          (b)          Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

          (c)          Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

2.	Administration.

          (a)          Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

          (b)          Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                         (i)          To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

                        (ii)          To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

                       (iii)          To settle all controversies regarding the Plan and Awards granted under it.

                         (iv)         To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

                         (v)          To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

                         (vi)         To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

                         (vii)        To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

                         (viii)       To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

                         (ix)         Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

                         (x)          To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

          (c)          Delegation to Committee.

                         (i)          General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

                         (ii)          Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

          (d)          Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

          (e)          Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event. Notwithstanding the foregoing, the Board or Committee shall have the authority, without the approval of the Company’s stockholders, to cancel outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange only for a nominal cash payment of consideration as necessary to effect a cancellation of the Award, provided that such cancellation is not treated as a repricing under United States generally accepted accounting principles.

3.	Shares Subject to the Plan.

          (a)          Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed Three Million (3,000,000) shares.

          (b)          Reversion of Shares to the Share Reserve. If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited shall revert to and again become available for issuance under the Plan. Any shares reacquired by the Company pursuant to Section 8(g) or as consideration for the exercise of an Option shall again become available for issuance under the Plan.

          (c)          Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3 and, subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be Three Million (3,000,000) shares of Common Stock.

          (d)          Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	Eligibility.

          (a)          Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

          (b)          Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

          (c)          Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Participant shall be eligible to be granted during any calendar year Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted covering more than 1,500,000 shares of Common Stock.

5.	Provisions relating to Options and Stock Appreciation Rights.

          Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

          (a)          Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

          (b)          Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

          (c)          Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

                         (i)          by cash, check, bank draft or money order payable to the Company;

                         (ii)         pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

                         (iii)        by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

                         (iv)        if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

                         (v)         in any other form of legal consideration that may be acceptable to the Board.

          (d)          Exercise and Payment of a SAR. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

          (e)          Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

                         (i)          Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

                         (ii)         Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

                         (iii)        Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

          (f)          Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

          (g)          Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

          (h)          Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

          (i)          Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

          (j)          Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

          (k)          Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate upon the date on which the event giving rise to the termination occurred, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

          (l)          Non-Exempt Employees. No Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6.	Provisions of Stock Awards other than Options and SARs.

          (a)          Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

                         (i)          Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

                         (ii)          Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

                         (iii)         Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

                         (iv)         Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

                         (v)          Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

          (b)          Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however,that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

                         (i)          Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

                         (ii)          Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

                         (iii)         Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

                         (iv)         Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

                         (v)          Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

                         (vi)         Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

          (c)          Performance Awards.

                         (i)          Performance Stock Awards. A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

                         (ii)          Performance Cash Awards. A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

                         (iii)          Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which twenty-five (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

          (d)          Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	Covenants of the Company.

          (a)          Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

          (b)          Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

          (c)          No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.	Miscellaneous.

          (a)          Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

          (b)          Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

          (c)          Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

          (d)          No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

          (e)          Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

          (f)          Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

          (g)          Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

          (h)          Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

          (i)          Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

          (j)          Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Shares are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

9.	Adjustments upon Changes in Common Stock; Other Corporate Events.

          (a)          Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 4(c) and 6(c)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

          (b)          Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

          (c)          Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

                         (i)          arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

                         (ii)         arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

                         (iii)        accelerate the vesting of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

                         (iv)          arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

                         (v)          cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

                         (vi)          make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

          The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants.

          (d)          Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10.	Termination or Suspension of the Plan.

          (a)          Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

          (b)          No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.	Effective Date of Plan.

          This Plan shall become effective on the Effective Date.

12.	Choice of Law.

          The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	Definitions. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

          (a)          “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

          (b)          “Award” means a Stock Award or a Performance Cash Award.

          (c)          “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

          (d)          “Board” means the Board of Directors of the Company.

          (e)          “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

          (f)          “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events that has a material negative impact on the business or reputation of the Company: (i) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (ii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iii) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (iv) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

          (g)          “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

                         (i)          any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

                         (ii)          there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

                         (iii)          there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

                         (iv)          individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

          (h)          “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

          (i)          “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

          (j)          “Common Stock” means the common stock of the Company.

          (k)          “Company” means ‘mktg, inc.’, a Delaware corporation.

          (l)          “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

          (m)          “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

          (n)          “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

                         (i)          the consummation of a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

                         (ii)         the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

                         (iii)        the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

                         (iv)        the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

          (o)          “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

          (p)          “Director” means a member of the Board.

          (q)          “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

          (r)           “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in March 2010 provided this Plan is approved by the Company’s stockholders at such meeting.

          (s)          “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

          (t)          “Entity” means a corporation, partnership, limited liability company or other entity.

          (u)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          (v)          “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

          (w)          “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

                         (i)          If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

                         (ii)         Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                         (iii)        In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

          (x)          “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

          (y)          “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

          (z)          “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

          (aa)       “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

          (bb)       “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

          (cc)       “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

          (dd)       “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

          (ee)        “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

          (ff)        “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

          (gg)       “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

          (hh)       “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

          (ii)        “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

          (jj)        “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

          (kk)       “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

          (ll)        “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

          (mm)    “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

          (nn)       “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

          (oo)       “Plan” means this ‘mktg, inc.’2010Equity Incentive Plan.

          (pp)       “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

          (qq)       “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

          (rr)        “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

          (ss)        “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

          (tt)        “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

          (uu)       “Securities Act” means the Securities Act of 1933, as amended.

          (vv)       “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

          (ww)        “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

          (xx)       “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

          (yy)       “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

          (zz)       “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

          (aaa)     “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

EXHIBIT B

PROPOSED CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF
‘mktg, inc.’

Under Section 242 of the Delaware General
Corporation Law

          Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, the undersigned does hereby certify that:

          FIRST: The name of the corporation is ‘mktg, inc.’. (hereinafter referred to as the “Corporation”).

          SECOND: The Certificate of Incorporation of the Corporation is hereby amended by inserting the following as the second paragraph of Article FOURTH:

          “Effective as of the filing of this Certificate of Amendment to the Certificate of Incorporation of the Corporation containing the provisions of this paragraph (the “Reverse Split Effective Time”), the then outstanding shares of Common Stock (the “Outstanding Shares”) shall automatically and without further action be consolidated and combined into a lesser number of shares of Common Stock (“Resulting Shares”), without any change in the par value of the Common Stock, so as to effect a [one-for-three] [one-for-four][1] reverse split of the Outstanding Shares (the “Reverse Stock Split”) whereby for every [three] [four][1] Outstanding Shares held by any one beneficial owner there shall be and remain one Resulting Share. The excess of the par value of the Outstanding Shares over the par value of the Resulting Shares shall be credited to additional paid-in capital. From and after the Reverse Split Effective Time, all certificates that formerly evidenced Outstanding Shares shall evidence instead the appropriate reduced number of Resulting Shares, except that if any beneficial owner of Outstanding Shares would be entitled by reason of the Reverse Stock Split to receive a fractional Resulting Share, such owner shall receive cash in amount of the fair market value of such fractional Resulting Share as of the Reverse Split Effective Time in lieu of a such fractional Resulting Share.”

          THIRD: This amendment to the Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors and by a majority of the stockholders of the Corporation entitled to vote thereon in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Incorporation of the Corporation this ____ day of _________, 2010.

By:

Name:
Title:

[1] As applicable, subject to the determination of the Board in its discretion.

B-1

PROXY

‘mktg, inc.’

75 Ninth Avenue, New York, New York 10011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS - MARCH 25, 2010

          The undersigned hereby appoints Marc C. Particelli and Charles Horsey, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to attend and to represent the undersigned at the Annual Meeting of Stockholders of ‘mktg, inc.’ (the “Company”) to be held on March 25, 2010, and at any adjournments thereof, and to vote thereat the number of shares of stock of the Company the undersigned would be entitled to vote if personally present, in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
‘mktg, inc.’
MARCH 25, 2010
PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 1 THROUGH 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election Of Directors:		2.

For the approval of granting the Board of Directors discretionary authority to amend the Company’s Certificate of Incorporation to effect either a one-for-four reverse stock split, or a one-for-three reverse stock split, as determined by the Board of Directors

					FOR	AGAINST	ABSTAIN
					☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES:
¡ Marc C. Particelli
☐	WITHHOLD AUTHORITY	¡ Charles Horsey
	FOR ALL NOMINEES	¡ Elizabeth Black
¡ Richard L. Feinstein
☐	FOR ALL EXCEPT	¡ Gregory J. Garville
	(See instructions below)	¡ Arthur Murray	3.	For the approval of the Company’s 2010 Equity Incentive Plan.	FOR	AGAINST	ABSTAIN
					☐	☐	☐

			4.	On such other matters as may properly come before the meeting.	FOR	AGAINST	ABSTAIN
					☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			If no specification is made, this proxy will be voted FOR Proposal 1, 2 and 3 listed above.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐
Signature of Stockholder: _____________________  Date: ________  Signature of Stockholder: _____________________  Date: ________

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.